Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224675) of our report dated June 12, 2026, with respect to the financial statements of IEH Corporation included in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ CBIZ CPAs P.C.

New York, NY

June 12, 2026